Exhibit 99.7

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints James M. Kapenstein as the undersigned’s true and lawful attorney-in-fact, solely in connection with the undersigned’s ownership, acquisition or disposition of common stock of FuboTV Inc., to:

(1) execute for and on behalf of the undersigned any filings related to the undersigned’s ownership, acquisition or disposition solely of common stock of FuboTV Inc. on Schedule 13D or Forms 3, 4, or 5 in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filings on Schedule 13D or Forms 3, 4, or 5, or other form or report, or any amendment or amendments thereto, and timely file such form with the SEC solely in connection with the undersigned’s ownership, acquisition or disposition of common stock of FuboTV Inc.; and

(3) take any other action of any type in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, solely in connection with the undersigned’s ownership, acquisition or disposition of FuboTV Inc., it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact, solely in connection with the undersigned’s ownership, acquisition or disposition of common stock of FuboTV Inc., full power and authority to do and perform any and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming that all such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Sections 13(d) or 16(a) of the Securities Exchange Act of 1934 or any other rule or regulation of the SEC.

With respect to the internal relationship between the undersigned and the attorney-in-fact, the undersigned undertakes to indemnify and hold harmless the attorney-in-fact from and against all costs, expenses, claims, obligations, any damage and any liability of whatever kind incurred by, or asserted against, such attorney-in-fact under or in connection with the agreed upon exercise of any rights granted under this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D or Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in FuboTV Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of November, 2025.

HULU, LLC

By:	/s/ Chakira H. Gavazzi
	Name:	Chakira H. Gavazzi
	Title:	Secretary

THE WALT DISNEY COMPANY

By:	/s/ Chakira H. Gavazzi
	Name:	Chakira H. Gavazzi
	Title:	Vice President, Governance Counsel and Assistant Secretary

[Signature Page to Power of Attorney]